Exhibit 10.29

AMENDMENT TO SECURITY AGREEMENT

This Amendment, dated December 22, 2020 is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned, Flex Power Co. ( “Flex Power”), hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. Flex Power further agrees that this Amendment may be attached to that certain Pledge and Security Agreement dated as of February 8, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between Flex Power and the other Grantors party thereto, as Grantors, and Texas Capital Bank, National Association, as the Administrative Agent, and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Obligations referred to in said Security Agreement.

Flex Power hereby acknowledges that certain of the Collateral of Flex Power may now or in the future consist of shares or other equity interests (collectively, “ULC Shares”) in the capital stock of an issuer that is an unlimited company, unlimited liability corporation or unlimited liability company (in each case, a “ULC”), and that it is the intention of the Administrative Agent and Flex Power that neither the Administrative Agent nor any other Secured Party should under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) or any other present or future Laws governing ULCs (collectively, “ULC Laws”). Therefore, notwithstanding any provisions to the contrary contained in the Security Agreement, the Credit Agreement or any other Loan Document, where Flex Power is the registered owner of ULC Shares which are Collateral, Flex Power shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Administrative Agent, any other Secured Party, or any other Person on the books and records of the applicable ULC. Accordingly, Flex Power shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of certificated Securities pledged by Flex Power, which shall be delivered to the Administrative Agent to hold in accordance with the Security Agreement) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as Flex Power would if such ULC Shares were not pledged to the Administrative Agent pursuant to the Security Agreement. Nothing in this Security Agreement, the Credit Agreement or any other Loan Document is intended to, and nothing in this Security Agreement, the Credit Agreement or any other Loan Document shall, constitute the Administrative Agent, any other Secured Party, or any other Person other than Flex Power, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to Flex Power and further steps are taken pursuant hereto or thereto so as to register the Administrative Agent, any other Secured Party, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Administrative Agent or any other Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed from the Security Agreement and shall be ineffective with respect to ULC Shares which are Collateral of Flex Power without otherwise invalidating or rendering unenforceable the Security Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral of Flex Power which is not ULC Shares. Except upon the exercise of rights of the Administrative Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with the Security Agreement, Flex Power shall not cause or permit, or enable any issuer that is a ULC to cause or permit, the Administrative Agent or any other Secured Party to: (a) be registered as a shareholder or member of such issuer; (b) have any notation entered in their favour in the share register of such issuer; (c) be held out as shareholders or members of such issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such issuer by reason of the Administrative Agent holding the Security Interests over the ULC Shares; or (e) act as a shareholder of such issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such issuer or to vote its ULC Shares.

[signatures on the following pages]

IN WITNESS WHEREOF, Flex Power Co. has executed this Amendment to Security Agreement as of the date first above written.

GRANTOR:

FLEX POWER CO.

By:	/s/ Darin Romine
Name:	Darin Romine
Title:	Senior Vice President

Signature Page Amendment to Security Agreement